UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 4, 2011

STRATEGIC MINING CORPORATION
(Name of small business issuer specified in its charter)

Wyoming	000-53961	88-0432539
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
36 Toronto Street, Suite 1170
Toronto, ON, Canada M5C 2C5

(Address of principal executive offices)

 (former name or former address, if changed since last report)
130 King Street West, suite 1800
Toronto, ON, Canada  M5X 1E3

425-493-3975
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On August 4, 2011, the Registrant dismissed its independent accountant, EFP Rotenberg LLP with DNTW Chartered Accountants, LLP, 8953 Woodbine Avenue, Markham, ON L3R OJ9, Canada as its new independent accountant.  The replacement was made in order to obtain an independent accountant with both Canadian and PCAOB qualification.  Besides a standard going concern qualification, the former independent accountant’s report on the financial statements for the both of the two past fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.  The decision to change accountants was approved by the registrant’s board of directors.  During the two most recent fiscal years and the subsequent interim period through June 30, 2011, when our former accountant was replaced, there have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in its report.

On August 10, 2011, the registrant received a letter regarding the change of accountants from its former accountant, which letter is attached hereto as Exhibit 16.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENHT OF CERTAIN OFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 4, 2011, the registrant’s director, Todd Sterck, resigned.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit 16.1: Letter of Former Accountant regarding Change of Accountants, dated August 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC MINING CORPORATION

Date: August 10, 2011	By:	/s/ Ken Baird
Ken Baird,
Chief Executive Officer